UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Equitable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0226248
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1345 Avenue of the Americas
New York, New York 10105
(212) 554-1234
(Address of Principal Executive Office)

EQUITABLE HOLDINGS, INC. AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
(Full title of the plan Executive Office)

José Ramón González
Chief Legal Officer & Corporate Secretary
1345 Avenue of the Americas
New York, NY 10105
(212) 554-1234
(Name, address and telephone number, including area code, of agent for service)
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Copies to:
John Schwolsky
Benjamin Nixon
Anne L. Barrett
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company”. See definition of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is filed by Equitable Holdings, Inc. (the “Company” or “Registrant”) to register an additional 14,500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Equitable Holdings, Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”), which Plan was originally adopted by the Registrant’s Board and stockholders effective as of January 1, 2019, and subsequently amended on each of February 28, 2019, March 18, 2020 and February 16, 2021, and was amended and restated in its present form and approved by the Registrant’s stockholders on May 21, 2025 (the “Approval Date”).
Pursuant to the Registration Statement on Form S-8 (Registration No. 333-22857) filed by the Registrant on November 27, 2018, the Registration Statement on Form S-8 (Registration No. 333-223187) filed by the Registrant on March 11, 2019, and the Registration Statement on Form S-8 (Registration No. 333-239355) filed by the Registrant on June 22, 2020 (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 27,200,000 shares of Common Stock under the Plan (as adjusted per the terms of the Plan). The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements. The contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference.
The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:
(a)the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 24, 2025, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 1, 2025, pursuant to the Exchange Act;
(c)the Company’s Current Reports on Form 8-K, filed on January 15, 2025, February 24, 2025, March 13, 2025, March 26, 2025 and May 28, 2025, pursuant to the Exchange Act; and
(d)The description of capital stock contained in the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, filed with the SEC on February 26, 2024, as Exhibit 4.12 to the 2023 Annual Report, as supplemented by the “Description of Capital Stock” included in this prospectus.
In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.        Exhibits.
The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.
INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1 hereto)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Equitable Holdings, Inc. Amended and Restated 2019 Omnibus Incentive Plan
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 5, 2025.

EQUITABLE HOLDINGS, INC.

Date:	By:	/s/ Robin M. Raju
	Name:	Robin M. Raju
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 5, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Mark Pearson	President and Chief Executive Officer and Director (Principal Executive Officer)
Mark Pearson

/s/ Robin M. Raju	Chief Financial Officer (Principal Financial Officer)
Robin M. Raju

/s/ William Eckert	Chief Accounting Officer (Principal Accounting Officer)
William Eckert

/s/ Francis Hondal	Director
Francis Hondal

/s/ Arlene Isaacs-Lowe	Director
Arlene Isaacs-Lowe

/s/ Daniel G. Kaye	Director
Daniel G. Kaye

/s/ Joan M. Lamm-Tennant	Chair of the Board
Joan M. Lamm-Tennant

/s/ Craig MacKay	Director
Craig MacKay

/s/ Bertram L. Scott	Director
Bertram L. Scott

/s/ George H. Stansfield	Director
George H. Stansfield

/s/ Charles G. T. Stonehill	Director
Charles G. T. Stonehill

/s/ Douglas Dachille	Director
Douglas Dachille